Exhibit 99.4
January 31, 2006

Pieter Van der Vorst
SVP & Chief Financial Officer
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Pieter:
This is to inform you of your 2006 Executive Compensation as approved by the Sybase, Inc. Compensation Committee.
1.	Cash Compensation (effective January 1, 2006)
•	Annual base salary: $363,660 (paid semi-monthly at $15,152.50)

•	Incentive Bonus Plan target: $265,472 (42.20% of your TTE)

•	Total target earnings (TTE): $629,132
Your incentive bonus target will be based on Sybase, Inc. overall company performance as follows:
•	50% on Sybase revenue of $879 M

•	50% on Sybase profit before taxes (PBT) of $194.3 M
Payment of annual incentive bonus will be based on following:
a)	Sybase revenue:
•	70% at 93% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	Not to exceed 400% of target bonus
b)	Sybase PBT
•	80% at 80% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	Not to exceed 300% of target bonus

Pieter Van der Vorst
January 31, 2006

2.	Long-Term Incentives
a)	Sybase Performance-based Restricted Stock: (Attachment A)
•	14,867 shares (3-year performance vest)
b)	Sybase Restricted Stock:
•	5,947 shares (3-year cliff vest)
c)	Time Vested Stock Appreciation Rights (SARs) to be settled in Sybase Stock per attached information: (Attachment B)
•	33,051 stock appreciation right (4-year service vest)
I also want to take this opportunity to thank you for your contributions in 2005. I look forward to your support and contributions in 2006.
Sincerely,
/s/ John S. Chen
John S. Chen
Chairman, CEO and President

cc:	HR File